CUSIP No.	63009F105	Page	11	of	11

EXHIBIT 1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of Nanosphere, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing.
     In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 12th day of February, 2008.

Lurie Investment Fund, L.L.C. By: Eagle Capital Management, LLC Executive Managing Member
By:	/s/ Mark Slezak
Mark Slezak
Sole Member

Eagle Capital Management, LLC
By:	/s/ Mark Slezak
Mark Slezak
Sole Member

Alfa-Tech, LLC By: Eagle Capital Management, LLC Managing Member
By:	/s/ Mark Slezak
Mark Slezak
Sole Member

AOQ Trust
By:	/s/ Mark Slezak
Mark Slezak
Trustee

By:	/s/ Mark Slezak
Mark Slezak